Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) of the Marvel Enterprises, Inc. 1998 Stock Incentive Plan of Marvel Enterprises, Inc. of our report dated March 8, 2002, with respect to the consolidated financial statements and schedule of Marvel Enterprises, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

                                                        /s/ Ernst & Young LLP


New York, New York
November 21, 2002